EXHIBIT 10.52
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of March 25, 2022 by and between Bandwidth Inc., a Delaware corporation, having offices at 900 Main Campus Drive, Suite 500, Raleigh, North Carolina 27606 USA (“Bandwidth”), and Daryl E. Raiford (“Executive”).

WHEREAS, Bandwidth and Executive previously entered into an Employment Agreement, dated as of July 6, 2021 (the “Employment Agreement”); and
WHEREAS, Bandwidth and Executive desire to amend the Employment Agreement as provided in this Amendment.
NOW, THEREFORE, in consideration of the premises herein contained, Bandwidth and Executive hereby agree to amend the Employment Agreement as follows:
1.The following is inserted as a new Section 3.3.3, and existing Section 3.3.3. shall become Section 3.3.4:
2.“3.3.3    All of Executive’s unvested RSU’s and any other equity award granted to Executive by Bandwidth that is scheduled to vest solely based on the passage of time (as opposed to performance goals) will become fully vested upon the earlier of (a) Executive’s death prior to termination or expiration of this Agreement, or (b) upon a Change in Control.

3.    This Amendment does not supersede the terms and conditions of the Employment Agreement, except to the extent expressly described herein.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

Bandwidth:

BANDWIDTH INC.

By    /s/ David A. Morken
David Morken
    Chief Executive Officer

Executive:

/s/ Daryl E. Raiford
Daryl E. Raiford

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